CONSULTING AGREEMENT

     THIS AGREEMENT is made and entered into on this ___ day of January, 1999 by and between CAPITAL FIRST HOLDINGS, a Florida corporation, (hereinafter "Capital First") and MARK A. CONNER, a resident of the State of Florida (hereinafter "Conner").

W I T N E S S E T H

     WHEREAS, Conner has submitted his resignation as an officer and director of Capital First and its subsidiaries and has terminated his employment contract; and

     WHEREAS, Capital First desires to contract with Conner to provide consulting services to ensure a smooth transition with new management; and

     WHEREAS, Conner desires to provide such consulting services to Capital
First.

     NOW, THEREFORE, in consideration of the mutual agreements contained herein and Ten Dollars ($10.00), the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.Appointment. Capital First hereby retains Conner to serve as a management consultant for Capital First, which services shall include assisting all personnel with transition into new management and continue to aid the Company with sales of real property.

     2.Compensation.  Capital First shall pay Conner for his services to be
rendered a flat fee of $25,000.00, payable as follows: a.)   $12,500.00
payable on February 1, 1999; and b.) $12,500.00 payable on March 1, 1999.

     3.Independent Contractor.   Conner shall be deemed an independent
contractor for all purposes hereunder. Nothing contained herein shall be construed to make Conner a partner, employee, or agent of Capital First, nor shall either party have any authority to bind the other in any respect, it being intended that each shall remain independent contractors responsible for their own actions.

     4.Manner of Performance.   Without limiting the other provisions herein,
Conner shall perform his duties hereunder pursuant to the following terms and conditions:

     A.Conner shall be furnished with and use Capital First's equipment and materials during the course of his performance hereunder;

     B.Conner shall be allowed to work from Capital First's Tallahassee office location, and exercise his own judgment as to the method and manner of his services;

     C.Conner shall not be prevented from engaging in other reasonable employment, provided, however, that such other employment does not create any conflict of interest hereunder; and

     D.Conner shall pay his own workman's compensation, unemployment compensation, insurance, social security and withholding and all other federal, state and local taxes or assessments and shall hold Proactive harmless therefrom.

5.Expenses.   Capital First agrees to reimburse Conner for reasonable expenses associated with travel, postage and telephone incurred on behalf of Proactive.

6.Term.     The term of this agreement shall commence on the ____ day of
January, 1999 and shall continue until April 15, 1999.

7.Assignment.   The agreement and the obligations hereunder may not be
assigned by Conner without the express, prior written consent of Capital
First.

8.Governing Law.    This agreement shall be governed by and construed in
accordance with the laws of the State of Florida.

In WITNESS WHEREOF, the parties have execute this Consulting Agreement on the day and year first above written.


"Capital First""Conner"
CAPITAL FIRST HOLDINGS, INC.,
A Florida Corporation


By:_____________________________     By:______________________________
     Arthur G. Weiss, Vice-President          Mark A. Conner